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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ______________________

                               FORM 10/A
                            AMENDMENT NO. 4
              GENERAL FORM FOR REGISTRATION OF SECURITIES
                  Pursuant to Section 12(b) or (g) of
                  The Securities Exchange Act of 1934

                        ______________________

                       THE EARTHGRAINS COMPANY
      (Exact name of registrant as specified in its charter)


             Delaware                          36-3201045
 (State or other jurisdiction of    (IRS Employer Identification No.)
  incorporation or organization)


            8400 Maryland Avenue                       63105
            St. Louis, Missouri                      (Zip Code)
(Address of principal executive offices)

                            (314) 259-7000
         (Registrant's telephone number, including area code)

                        _______________________

                      Securities to be registered
                 Pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
To be so registered                  each class is to be registered
-------------------                  ------------------------------
Common Stock, par value $.01 per share   The New York Stock Exchange,
                                                    Inc.
Preferred Stock Purchase Rights          The New York Stock Exchange,
                                                    Inc.


                      Securities to be registered
                 Pursuant to Section 12(g) of the Act:

                                None
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Item 15 Financial Statements and Exhibits


(b) Exhibits
Exhibit Number 4.3: Amendment dated June 29, 2001 between the Company and Mellon Investors Services (as successor to Boatmen's Trust Company), as Rights Agent to Rights Agreement dated as of February 22, 1996 between the Company and Boatmen's Trust Company, as Rights Agent.


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE EARTHGRAINS COMPANY


                              By:  /s/ Mark H. Krieger
                                   -------------------
                              Name:  Mark H. Krieger
                              Title: Chief Financial Officer


Date:  June 29, 2001


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